UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 5, 2024
PORCH GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-39142	83-2587663
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

411 1st Avenue S., Suite 501
Seattle, Washington	98104
(Address of principal executive offices)	(Zip Code)
(855) 767-2400
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001	PRCH	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

2024 Long-Term Incentive Program

On April 5, 2024, the Compensation Committee (the “Compensation Committee”) of the Board of Directors of Porch Group, Inc. (the “Company”) approved the 2024 long-term incentive program for the Company’s executive officers (Matthew Ehrlichman, Chief Executive Officer; Shawn Tabak, Chief Financial Officer; and Matthew Neagle, Chief Operating Officer). For the 2024 long-term incentive program, 75% of the grant value was issued in performance-based restricted stock units at target (“PRSUs”) and 25% of the grant value was issued in restricted stock units (“RSUs”). As of the April 5, 2024 grant date, the Compensation Committee granted equity awards under the 2024 long-term incentive plan to:

•Mr. Ehrlichman, with an aggregate grant value of $6,750,000, consisting of 1,562,017 PRSUs with a grant value of $5,062,500 and 520,672 RSUs with a grant value of $1,687,500.

•Mr. Tabak with an aggregate grant value of $820,000, consisting of 189,756 PRSUs with a grant value of $615,000 and 63,252 RSUs with a grant value of $205,000.

•Mr. Neagle with an aggregate grant value of $3,000,000, consisting of 694,230 PRSUs with a grant value of $2,250,000 and 231,410 RSUs with a grant value of $750,000.

The grant values were denominated in PRSUs and RSUs based on the 60-trading day volume-weighted average price of a share of common stock of the Company (the “Common Stock”) ending on April 4, 2024, which methodology aligned with the annual equity awards for other Company employees. The PRSU and RSU awards were granted subject to the PRSU and RSU award agreements previously approved by the Compensation Committee (the “PRSU Award Agreement,” and “RSU Award Agreement,” respectively), and the Company’s 2020 Stock Incentive Plan. Each PRSU and RSU represents the right to receive, upon vesting and satisfaction of any performance conditions, one share of Common Stock, subject to the individual’s continued employment or service with the Company as contemplated in the applicable award agreement as well as the terms of their employment agreements. The form of PRSU award agreement and RSU award agreement are attached hereto as Exhibits 10.1 and 10.2, respectively, and are incorporated herein by reference.

2024 PRSU Awards

The PRSU awards are subject to the following three distinct performance metrics:

•Total Shareholder Return (“TSR”) (33.3% weighting): The TSR goal is measured by the Company’s percentile rank achievement relative to the S&P SmallCap 600 Index (the “Index”) over a three-year performance period ending December 31, 2026.

•Profit – Adjusted EBITDA (33.3% weighting): The financial profitability goal is measured by the Company’s achievement of Adjusted EBITDA in 2026.

•Revenue (33.3% weighting): The revenue goal is measured by the Company’s achievement of revenue in 2026.

Performance for each metric will be independently determined based on the achievement of threshold, target and maximum performance goals corresponding to a 50%, 100% and 200% payout, respectively, of the target PRSUs, with linear interpolation in-between. For TSR, achievement and relative payout under the TSR component is determined as follows, with interpolation between the 25th and 75th percentiles: TSR below 25th percentile of the Index, 0% payout; TSR equal to 25th percentile of the Index, 50% payout; TSR equal to 50th percentile of the Index, 100% payout; and TSR greater than or equal to 75th percentile of the Index, 200% payout.

2024 RSU Awards

The RSU awards will vest 25% on April 5, 2025, then 1/6th of the remaining RSUs shall vest every 6 months for the next 36 months.

Item 9.01. Financial Statements and Exhibits.
(d)Exhibits.

Exhibit No.	Description

10.1#
Form of Performance-Based Restricted Stock Unit Award Notice and Agreement (Initial Awards in 2022)(incorporated by reference to Exhibit 10.2 of the Company's Form 8-K (File No. 001-39142), filed with the SEC on May 23, 2022).

10.2#
Form of Restricted Stock Unit Award Agreement under Porch Group, Inc. 2020 Stock Incentive Plan (incorporated by reference to Exhibit 10.2 of the Company’s Form 10-Q (File No. 001-39142), filed with the SEC on August 16, 2021).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)
# Indicates management contract or compensatory plan

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PORCH GROUP, INC.

By:	/s/ Matthew Cullen
	Name:	Matthew Cullen
	Title:	General Counsel and Secretary
Date: April 9, 2024